Exhibit 11



                  Statement of Computation of Per Share Earnings

The bases for the computation of earnings per share for the periods shown are set forth below.




Earnings (loss) Per                 Three Months Ended                          Nine Months Ended
Common Share                             September 30,                              September 30,
                                    2001             2000                       2001             2000
                                    ----             ----                       ----             ----

         Basic                      $ (0.20)         $ (0.43)                   $ (0.80)         $ (1.55)

         Average Shares             822,250          785,983                    822,250          376,267
         Outstanding

         Diluted                    $ (0.20)         $ (0.43)                   $ (0.80)         $ (1.55)

         Average Shares             822,250          785,983                    822,250          376,267
         Outstanding
